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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Liquidity Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Fellow Stockholders:

        We are pleased to invite you to attend the 2008 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 14, 2008, at 11:00 a.m., Eastern Time, at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        Details regarding admission to the Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

        Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
/s/ WILLIAM P. ANGRICK, III William P. Angrick, III Chairman of the Board and Chief Executive Officer

LIQUIDITY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 14, 2008

Time and Date	11:00 a.m. (Eastern Time) on February 14, 2008.
Place	The offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.
Items of Business	• Elect two Class II directors to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2011 or until their respective successors have been elected or appointed;
• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008; and
• Transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.
Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date	You are entitled to notice of and to vote at the Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on December 17, 2007.
Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers" beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Meeting by following the instructions in the accompanying proxy statement.
By order of the Board of Directors,
/s/ JAMES E. WILLIAMS James E. Williams Vice President, General Counsel and Corporate Secretary

LIQUIDITY SERVICES, INC.
1920 L STREET, NW, 6th FLOOR
WASHINGTON, DC 20036

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

        We are sending you this proxy statement as part of a solicitation by the Board of Directors of Liquidity Services, Inc. for use at our 2008 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms "us," "we," "our," and the "Company" include Liquidity Services, Inc. and its consolidated subsidiaries.

        You are invited to attend our Annual Meeting of Stockholders on Thursday, February 14, 2008, beginning at 11:00 a.m., Eastern Time. The Meeting will be held at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        This Notice of Annual Meeting of Stockholders, proxy statement, form of proxy and voting instructions and our 2007 Annual Report are first being mailed starting on or about January 14, 2008.

Do I need a ticket to attend the Meeting?

        You will need an admission ticket or proof of ownership to enter the Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Meeting, please vote your proxy prior to the Meeting but keep the admission ticket and bring it with you to the Meeting.

        If your shares are held beneficially in the name of a bank, broker or other nominee and you plan to attend the Meeting, you must present proof of your ownership of Liquidity Services stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock, to:

Liquidity Services, Inc.
Attn: Julie Davis
1920 L Street, NW, 6th Floor
Washington, DC 20036

        All stockholders also must present a form of personal identification in order to be admitted to the Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Who is entitled to vote at the Meeting?

        Holders of Liquidity Services common stock at the close of business on December 17, 2007 (the "Record Date") are entitled to receive this Notice and to vote their shares at the Meeting. As of December 17, 2007, there were 27,948,948 shares of common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class on each matter properly brought before the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Liquidity Services' transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the "stockholder of record." The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our fiscal 2007 Annual Report have been sent directly to you by Liquidity Services.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our fiscal 2007 Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

        You may vote using any of the following methods:

  By Mail

        Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary.

  By Telephone or on the Internet

        The telephone and Internet voting procedures established by Liquidity Services for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

        You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., see your proxy card for additional instructions.

        The website for Internet voting is www.investorvote.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on February 13, 2008.

        The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

        If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

  In Person at the Meeting

        All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  sending written notice to the Corporate Secretary of the Company;

  •
  timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

  •
  voting in person at the Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.

        All shares that have been properly voted and not revoked will be cast as votes at the Meeting.

What shares can I vote?

        You can vote all shares that you owned on December 17, 2008, the record date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each outstanding share of Liquidity Services stock entitles its holder to cast one vote on each matter to be voted upon.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees and conserve natural resources.

        Stockholders who participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 43010, Providence, RI 02940-3010; from within the United States by telephone: (800) 662-7232; from outside the United States by telephone: (781) 575-2879).

        If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement, please contact Computershare Trust Company, N.A., as indicated above and, upon written or oral request, a separate copy of these documents will be delivered to you. Additionally, if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A., as indicated above.

        Beneficial owners can request information about householding from their banks, brokers or other nominees.

Is there a list of stockholders entitled to vote at the Meeting?

        The names of stockholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9:30 a.m. and 4:30 p.m., at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, by contacting the Corporate Secretary of the Company.

How can I vote on each of the matters?

        In the election of directors, you may vote "for" all of the nominees, or your vote may be "withheld" with respect to one or both of the nominees. For the ratification of Ernst & Young LLP as our independent registered public accounting firm, you may vote "for" or "against," or you may indicate that you wish to "abstain" from voting on this matter.

What are the voting requirements to elect the directors and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. Because the matters being voted upon at the Meeting are not among the specified matters on which banks, brokers or other holders of record holding shares for a beneficial owner are prohibited from voting undirected shares, we believe that there will be no broker non-votes at the Meeting.

        A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most "for" votes will be elected. Thus, shares present at the Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee's achievement of a plurality. Stockholders may not cumulate their votes in favor of any one nominee.

        Under our bylaws, the affirmative vote of the majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, are not counted as votes "for" or "against" this item.

        If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("for" all director nominees named in the proxy statement and "for" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008).

Could other matters be decided at the Meeting?

        At the date of this proxy statement, we did not know of any matters to be raised at the Meeting other than those referred to in this proxy statement.

        If other matters are properly presented at the Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

        The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investors section of our website at www.liquidityservicesinc.com. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

        Stockholders of Record:    You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/equiserve and following the enrollment instructions.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

        The Board of Directors has adopted a set of corporate governance principles as a framework for the governance of the Company. The Corporate Governance and Nominating Committee reviews the principles annually and recommends changes to the Board of Directors as appropriate. Our Corporate Governance Principles are available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—LSI—Corporate Governance Principles." Stockholders may request free copies of our Corporate Governance Principles by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036.

        Among other matters, the Corporate Governance Principles contain the following items concerning the Board of Directors:

  •
  The Board of Directors, which is elected by the Company's stockholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company's business, and monitors the performance of senior management.

  •
  A majority of the Board is made up of independent directors. An "independent" director is a director who meets the then-current independence requirements of the SEC and the NASDAQ Stock Market, Inc. for directors, as determined by the Board. The Board has adopted standards to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Corporate Governance and Nominating Committee.

  •
  The Board presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and Chief Executive Officer. The Board may in its discretion separate the roles if it deems it advisable and in the Company's best interests to do so.

  •
  The Board does not have a mandatory retirement policy.

  •
  The Chairman establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

  •
  The independent directors meet in executive session without management present at least twice per year.

  •
  The Board has three standing committees: Audit, Corporate Governance and Nominating and Compensation. The Audit, Corporate Governance and Nominating and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

  •
  The Corporate Governance and Nominating Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Corporate Governance and Nominating Committee and are appointed by the full Board.

  •
  At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

  •
  The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Corporate Governance and Nominating and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

  •
  The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Non-employee directors receive a combination of cash and equity compensation for service on the Board.

  •
  The Compensation Committee is responsible for setting and approving annual and long-term performance goals for the CEO and for evaluating the CEO's performance against those goals. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering and approving the CEO's compensation.

  •
  The Company has an orientation process for Board members that is designed to familiarize new directors with the Company's business, operations, finances and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

  •
  The Board conducts an annual self-evaluation to assess its performance and the performance of the Audit, Corporate Governance and Nominating and Compensation Committees. The ability of individual directors to contribute to the Board is considered in connection with the renomination process. The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Governance Information

  Executive Sessions

        Liquidity Services' independent directors meet in executive session without management present at least twice per year. The presiding director at the executive session is selected by a majority of the independent directors.

  Communications with Directors

        Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the General Counsel and Corporate Secretary, Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the General Counsel and Corporate Secretary at the same address.

        Our General Counsel and Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and a copy of correspondence that, in the opinion of the General Counsel and Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board's attention. Directors may at any time review a log of all correspondence received by the General Counsel and Corporate Secretary that is intended for the Board and request copies of any such correspondence.

        In addition, the Audit Committee of our Board of Directors has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 475-8376. Concerns may be submitted anonymously and confidentially.

  Director Independence Standards

        Pursuant to the NASDAQ Stock Market, Inc. listing standards, the Board of Directors has adopted a set of categorical standards to assist it in assessing the independence of directors. Under these standards, an independent director is a person that the Board of Directors determines to be free of any relationship with Liquidity Services and to meet the then-current requirements for "Director Independence" of the NASDAQ Stock Market, Inc. and the SEC. The listing standards specify the criteria by which independence will be determined, including guidelines for directors and their immediate family members with respect to employment or past employment with Liquidity Services, receipt of compensation from Liquidity Services, relationships with Liquidity Services' internal or external auditor, employment with a company if an executive officer of Liquidity Services serves on that company's Compensation Committee, employment with a company that has made payments to or received payments from Liquidity Services in excess of certain amounts, or service as an executive officer of a non-profit organization to which Liquidity Services has made contributions in excess of certain amounts.

        Based on the standards set forth in our Principles of Corporate Governance and outlined above, the Board of Directors has determined that Messrs. Clough, Fowler, Gross and Kramer are independent under these standards.

  Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees in order to protect and promote organization-wide integrity and to enhance Liquidity Services' ability to achieve its mission.

        The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company's assets, working with customers, suppliers and governments, protecting the Company's information and obtaining information regarding other companies.

        All directors, officers, and employees are obligated to report violations and suspected violations of the Code and any concerns they may have pertaining to non-compliance with the Code by following certain procedures described in the Code. All reports of suspected Code violations will be forwarded to the General Counsel, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

        The Code was amended in August 2007 in order to (i) include an explicit prohibition on providing or receiving gifts from government personnel (except where permitted by law, such as gifts of nominal value or meals at a widely attended event) and (ii) prohibit all employees, officers and members of the Board of Directors from giving or accepting gifts or entertainment from current or potential private sector customers or suppliers, except when such gifts or entertainment (a) have a value of $250 or less or (b) are of reasonable or customary value and are given or accepted in the course of conducting business, as approved by the General Counsel by category or as otherwise appropriate.

        The Code is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—LSI—Code of Conduct and Business Ethics." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

Board and Committee Membership

        Our Board of Directors is composed of six directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and F. David Fowler, the Class II directors are Phillip A. Clough and Jaime Mateus-Tique, and the Class III directors are Patrick W. Gross and Franklin D. Kramer.

        Our bylaws provide that our Board of Directors shall consist of at least three members. The exact number of members of our Board of Directors will be determined from time to time by resolution of our Board of Directors. A majority of our Board of Directors are "independent directors" as defined under the rules of the NASDAQ Stock Market, Inc. As of the date of this proxy statement, Messrs. Clough, Fowler, Gross and Kramer are our independent directors.

        The Board of Directors met five times and acted three times by unanimous written consent during fiscal 2007. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held while he was a director and of each standing committee on which he served during the period in which the director served as a member of that committee. Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders.

        The table below provides fiscal 2007 membership information for the Board of Directors and each standing committee of the Board.

Name	Position	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Corporate Governance and Nominating Committee Member
Mr. Angrick	Class I director	2010
Mr. Fowler	Class I director	2010	X	*
Mr. Clough	Class II director	2008			X		X
Mr. Mateus-Tique	Class II director	2008
Mr. Gross	Class III director	2009	X		X	*	X
Mr. Kramer	Class III director	2009	X		X		X	*

*
Chair

  The Audit Committee

        Under the terms of its charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with each of Liquidity Services' management, Liquidity Services' independent registered public accounting firm responsible for internal controls testing and Liquidity Services' independent registered public accounting firm and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and the audits of Liquidity Services' financial statements, including the integrity of the financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence, the performance of Liquidity Services' independent registered public accounting firm, and the preparation of a report of the Audit Committee to be included in Liquidity Services' annual proxy statement. Specifically, the Audit Committee is responsible for:

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  Directly appointing, retaining, compensating, evaluating and overseeing the Company's independent registered public accounting firm, who shall report directly to the Committee;

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  Reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

  •
  At least annually, obtaining and reviewing a report by the independent registered public accounting firm describing: (a) the auditors' internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues;

  •
  At least annually, reviewing the qualifications, independence and performance of the independent registered public accounting firm, and discussing with the independent registered public accounting firm their independence. As part of such annual review, the Committee will obtain and review a report by the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company, consistent with professional standards applicable to independent registered public accounting firms, and any other relationships that may impact the independent registered public accounting firm's independence;

  •
  Upon completion of the annual audit, reviewing with the independent registered public accounting firm their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management's response, and findings and recommendations concerning their annual audit of the Company;

  •
  Meeting to review and discuss with corporate management and the independent registered public accounting firm the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Annual and Quarterly Reports the Company files with the SEC;

  •
  Reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

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  Reviewing and discussing with management and the independent registered public accounting firm the Company's major risk exposures and the steps management has taken to monitor and control such exposure;

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  Reviewing the adequacy and effectiveness of the Company's internal control procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

  •
  Reviewing and discussing the adequacy and effectiveness of the Company's disclosure controls and procedures;

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  Overseeing the Company's compliance systems with respect to legal and regulatory requirements and reviewing the Company's Code of Business Conduct and Ethics and programs to monitor compliance with such Code;

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  Establishing procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters. These procedures address the receipt, retention, and treatment of complaints received by the Company and the confidential, anonymous submission of employee concerns about questionable auditing or accounting matters;

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  Investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company;

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  Reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

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  Establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;

  •
  Annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

  •
  Performing such other functions as assigned by law, the Company's certificate of incorporation or bylaws, or the Board of Directors.

        The Audit Committee has the authority to retain, at Liquidity Services' expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

        The Audit Committee met four times during fiscal 2007 and acted by unanimous written consent on two occasions during fiscal 2007.

        The members of the Audit Committee as of the date of this proxy statement are Messrs. Fowler (Chairperson), Gross and Kramer. The Board of Directors has determined that each is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc. and the SEC, and that Mr. Fowler is an "audit committee financial expert" for purposes of the rules of the SEC.

        Under the rules of the SEC, members of the Audit Committee must meet heightened independence standards. The Board of Directors has determined that each of Messrs. Fowler, Gross and Kramer meets these heightened independence standards.

        The report of the Audit Committee is included herein on page 22. A copy of the Audit Committee Charter is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Audit Committee." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

  The Corporate Governance and Nominating Committee

        Under the terms of its charter, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending director candidates to the Board for election at the annual meeting of stockholders, developing and recommending amendments to the Corporate Governance Principles to the Board and undertaking a leadership role in shaping corporate governance. Specifically, the committee is responsible for:

  •
  Developing and recommending to the Board criteria for identifying and evaluating director candidates;

  •
  Identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

  •
  Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

  •
  Reviewing and recommending changes to the Company's policies on stockholder recommendations of director candidates;

  •
  Recommending to the Board candidates for election or reelection to the Board at each annual stockholders' meeting;

  •
  Recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  Reviewing, evaluating and recommending to the Board a set of Corporate Governance Principles and reviewing and recommending changes to these principles, as necessary;

  •
  Making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

  •
  Recommending to the Board candidates for appointment to Board committees;

  •
  Reviewing and recommending to the Board retirement and other tenure policies for directors;

  •
  Reviewing and recommending changes to the Company's policies on receiving stockholder communications and proposals;

  •
  Reviewing the Company's succession plans relating to the Chief Executive Officer and other senior officers;

  •
  Overseeing the annual evaluation of the Board, its committees and directors; and

  •
  Annually evaluating the performance of the Committee and the adequacy of the Committee's charter and recommending changes to the Board as appropriate.

        The Corporate Governance and Nominating Committee has the authority to retain, at the Company's expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

        The Corporate Governance and Nominating Committee met three times during fiscal 2007 and did not take any actions by unanimous written consent during fiscal 2007.

        The members of the Corporate Governance and Nominating Committee as of the date of this proxy statement are Messrs. Kramer (Chairperson), Gross and Clough. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc.

        A copy of the Corporate Governance and Nominating Committee Charter is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Corporate Governance and Nominating Committee." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

        The Corporate Governance and Nominating Committee is responsible for recommending candidates for election to the Board and believes that candidates for director should have certain minimum qualifications, including the highest level of integrity, an ability to exercise sound judgment, an ability to make independent analytical inquiries, a willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. The Committee considers the number of other boards of public companies on which the candidate serves. The Committee believes that the Board should also include members who have specific industry experience and familiarity with general issues affecting our business.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

        The Company's Corporate Governance Principles contains a policy addressing the consideration of candidates for director suggested by our stockholders. Pursuant to this policy, the Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above, in the

Committee's Charter and in our Corporate Governance Principles will be evaluated by the Corporate Governance and Nominating Committee in the same manner as the Committee's nominees.

  The Compensation Committee

        Under the terms of its Charter, the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of Liquidity Services' executive officers and to produce the annual report on executive compensation to be included in Liquidity Services' annual proxy statement. The Compensation Committee is specifically responsible for:

  •
  Overseeing the Company's overall compensation structure, policies and programs, and assessing whether the Company's compensation structure establishes appropriate incentives for management and employees;

  •
  Administering and making recommendations to the Board with respect to the Company's incentive-compensation and equity-based compensation plans;

  •
  Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and for evaluating and approving the CEO's performance in light of those goals and objectives;

  •
  Overseeing the evaluation of other executive officers and setting their compensation;

  •
  Approving stock option and other stock incentive awards for all employees;

  •
  Reviewing and recommending employment and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;

  •
  Reviewing the compensation of outside directors for service on the Board and its committees and recommending changes in compensation to the Board;

  •
  Annually evaluating the performance of the Committee and the adequacy of the Committee's charter and recommending changes to the Board as appropriate; and

  •
  Performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

        The Compensation Committee has the authority to retain, at Liquidity Services' expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

        The Compensation Committee met five times and did not take any actions by unanimous written consent in fiscal 2007.

        The members of the Compensation Committee as of the date of this proxy statement are Messrs. Gross (Chairperson), Kramer and Clough. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc.

        A copy of the Compensation Committee Charter is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—Compensation Committee." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 2.

        For additional information about the Compensation Committee's policies and procedures, please see the Compensation Discussion & Analysis, beginning on page 23.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Under our policy, non-employee directors will receive an annual retainer of $25,000. Committee chairs will receive an additional annual retainer as follows: $10,000 for the Audit Committee and $5,000 for the Compensation Committee and the Corporate Governance and Nominating Committee. All amounts will be paid to directors quarterly in arrears. In addition, our directors may also elect to receive payment of their entire retainer in the form of stock options by making an irrevocable one-time annual election, prior to the beginning of the fiscal year with respect to which the election is made. We use the Black-Scholes model to determine the number of options each director is entitled to receive pursuant to this election. In addition, under our policy, our directors (other than our Chief Executive Officer and Chief Operating Officer) are reimbursed for the expenses they incur in attending meetings of the Board or Board committees. In April 2006, we granted each of our non-employee directors options to purchase 20,000 shares of our common stock pursuant to our policy, which provided that non-employee directors are entitled to receive approximately $30,000 in stock options in fiscal 2007. The grant of options to acquire 20,000 shares was in payment of their equity compensation in fiscal years 2006 and 2007.The determination of the number of options to be granted in order to deliver this value was made using the Black-Scholes model. This value is not the same as either the FAS 123R compensation expense value reported in the "Options Awards" column in the table below. The exercise price of each option granted in 2007 was the closing price of the Company's common stock on the date of grant. All of the 2007 options expire ten years from the date of grant.

        The Compensation Committee will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.

        The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the board of directors and committees of the board of directors during fiscal 2007.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Phillip A. Clough	$25,000	$55,292	$80,292
F. David Fowler	35,000	68,319	103,319
Patrick W. Gross	30,000	61,787	91,787
Franklin D. Kramer	30,000	61,787	91,787

(1)
All of our non-employee directors elected to defer all of their cash retainers earned in 2007 pursuant to the deferral program described above. All amounts in this column were deferred by each named executive officer.

(2)
The amounts shown in this column represents the value of stock options recognized for financial statement reporting purposes for fiscal 2007 disregarding estimates of forfeitures related to service-based vesting conditions. Under the required FAS 123R methodology, the compensation expense reflected is for grants made in fiscal 2007 and grants made in prior years which continued to be expensed in fiscal 2007. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

        At September 30, 2007, our non-employee directors had the following outstanding stock option awards, some of which were not fully vested: Phillip A. Clough, 29,393 shares; F. David Fowler, 33,150 shares; Patrick W. Gross, 31,271 shares; Franklin D. Kramer, 31,271 shares.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

        The following table sets forth the information regarding ownership of our common stock as of January 4, 2008 by each of our directors and named executive officers, all of our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold more than 5% of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (2) the business address of each person shown below is 1920 L Street, NW, 6th Floor, Washington, DC 20036, other than for JP Morgan Chase & Co.

5% Stockholders:	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
JP Morgan Chase & Co.(1)	2,830,960	9.9%
Named Executive Officers and Directors
William P. Angrick, III(2)	8,507,403	29.9%
Jaime Mateus-Tique(3)	3,783,448	13.3%
Benjamin R. Brown(4)	540,759	1.9%
James M. Rallo(5)	154,791	*
Thomas B. Burton(6)	75,603	*
Eric Dean	—	*
Patrick W. Gross(7)	158,771	*
Franklin D. Kramer(8)	81,271	*
F. David Fowler(9)	23,150	*
Phillip A. Clough(10)	19,393	*
All executive officers and directors as a group	13,344,589	46.9%

*
Less than 1% of the outstanding shares of our common stock.

(1)
Information regarding JP Morgan Chase & Co.'s ownership interest is based on information contained in a Schedule 13G filed with the SEC by JP Morgan Chase & Co., on September 10, 2007.

(2)
Includes: 7,993,775 shares of common stock held by the William P. Angrick, III Trust; 303,845 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 99,367 shares held by Stephanie S. Angrick 2005 Qualified Grantor Retained Annuity Trust. Mr. Angrick disclaims beneficial ownership of these securities. This amount also includes 110,416 shares of common stock issuable pursuant to options held by Mr. Angrick that are currently exercisable as of January 4, 2008 or within 60 days of such date.

(3)
Includes 497,311 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 120,000 shares of common stock held by the Deutsche Bank Trust, 35,000 shares held by the Mateus-Tique Foundation and 86,562 options exercisable as of January 4, 2008 or within 60 days of such date.

(4)
Includes 156,694 shares of common stock held by the Benjamin Brown 2005 Qualified Grantor Retained Annuity Trust and 32,812 options exercisable as of January 4, 2008 or within 60 days of such date.

(5)
Includes 128,667 shares of common stock issuable pursuant to options held by Mr. Rallo that are exercisable as of January 4, 2008 or within 60 days of such date.

(6)
Includes 75,603 shares of common stock issuable pursuant to options held by Mr. Burton that are exercisable as of January 4, 2008 or within 60 days of such dates.

(7)
Includes 130,000 shares held by Sheila Gross and 21,271 options held by Mr. Gross that are exercisable as of January 4, 2008 or within 60 days of such date.

(8)
Includes 21,271options held by Mr. Kramer that are exercisable as of January 4, 2008 or within 60 days of such date.

(9)
Includes 23,150 options held by Mr. Fowler that are exercisable as of January 4, 2008 or within 60 days of such date.

(10)
Includes 19,393 options held by Mr. Clough that are exercisable as of January 4, 2008 or within 60 days of such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in Liquidity Services' common stock with the SEC. Based solely on these records, we believe that in fiscal 2007 all persons satisfied these filing requirements on a timely basis, with the exception of Mr. Williams, who filed one late Form 4 relating to the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company did not participate in or review any potential related party transactions during fiscal 2007. To be considered a related party transaction under current SEC rules, a transaction must include the Company as a participant, and one of our officers, directors or greater than 5% shareholders must have a direct or indirect material interest in the transaction. To date, we have not participated in any related party transactions requiring disclosure as such under the SEC disclosure requirements. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and subject to approval by the Audit Committee, in accordance with our written Audit Committee Charter. We have not adopted specific standards that would govern such review.

        As a general matter, our written Code of Ethics and Business Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person's private interest interferes in any way with the interests of our Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his or her work objectively and effectively; (ii) when an employee, officer or director, or members of his or her family, receive improper personal benefits as a result of his or her position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity that is in competition with or injurious to us. The Code of Ethics and Business Conduct requires that the General Counsel be consulted with any questions about conflicts of interest in addition to requiring that our directors and officers consult with the General Counsel before engaging in any potential conflict of interest transactions.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

        Our Board of Directors is composed of six directors, divided into three classes: Class I, Class II and Class III. Our Class I directors are William P. Angrick, III and F. David Fowler, and their term ends at the Annual Meeting of Stockholders in 2010. Our Class II directors are Phillip A. Clough and Jaime Mateus-Tique, and their term ends at this Annual Meeting upon the election and qualification of their successors. Our Class III directors are Patrick W. Gross and Franklin D. Kramer, and their term ends at the Annual Meeting of Stockholders in 2009.

        With respect to the Class II directors to be elected at the Meeting, each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2011 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

        The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

        Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to be able to serve if elected. If either nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

        The principal occupation and certain other information about the nominees and the additional members of our Board of Directors are set forth on the following pages.

        The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

BOARD OF DIRECTORS

Name and Age as of January 8, 2008	Position, Principal Occupation, Business Experience and Directorships
William P. Angrick, III Age 40	Mr. Angrick is a co-founder of Liquidity Services who has served as the Chairman of the Board of Directors and Chief Executive Officer of LSI since January 2000. Mr. Angrick also serves as the Chief Executive Officer of Liquidity Services' wholly-owned subsidiaries, Government Liquidation, LLC and DOD Surplus, LLC. Mr. Angrick served as Vice President of Deutsche Banc Alex Brown's Consumer and Business Services Investment Banking Group from 1995 to 1999. Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.
Jaime Mateus-Tique Age 41
Mr. Mateus-Tique is a co-founder of Liquidity Services who has served as President, Chief Operating Officer and Director of LSI since April 2000. Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000. Mr. Mateus-Tique holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master's degree from Ecole Des Hautes Etudes Commerciales in Paris.
Phillip A. Clough Age 46
Mr. Clough has served as a director of Liquidity Services since September 2004. Since January 2007, Mr. Clough has been a Managing General Partner of ABS Capital Partners ("ABS"), a private equity firm focused on investments in growth companies in the technology, business services, media and communications and health care industries. From September 2001 to January 2007, Mr. Clough was a General Partner of ABS. Prior to joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. In addition to serving as a director of Liquidity Services, Mr. Clough currently serves on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, in addition to serving on the boards of directors of various private companies.

F. David Fowler Age 74
Mr. Fowler has served as a director of Liquidity Services since February 2006. Mr. Fowler was the dean of the School of Business and Public Management at The George Washington University from July 1992 until his retirement in June 1997 and a member of KPMG LLP from 1963 until his retirement in June 1992. As a member of KPMG, Mr. Fowler served as managing partner of the Washington, DC office from 1987 until 1992, as partner in charge of human resources for the firm in New York City, as a member of the firm's board of directors, operating committee and strategic planning committee and as chairman of the KPMG Foundation and the KPMG personnel committee. Mr. Fowler has served as a director of American Public Education, Inc., since May 2007.
Patrick W. Gross Age 63
Mr. Gross has served as a director of LSI since February 2001. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder of, and served in a variety of positions from 1970 to September 2002 at, American Management Systems, Inc., a publicly traded information technology consulting, software development, and systems integration firm. Mr. Gross is also a director of Capital One Financial Corporation, a publicly traded commercial bank, Career Education Corporation, a publicly traded provider of post secondary educational services, Taleo Corporation, a publicly traded provider of talent management solutions, and Waste Management, Inc., a publicly traded provider of integrated waste services. Mr. Gross also currently serves on the board of directors of various private companies.
Franklin D. Kramer Age 62
Mr. Kramer has served as a director of LSI since September 2001. Since February 2004, Mr. Kramer has been an independent consultant. From March 2001 to May 2005, Mr. Kramer was a lawyer with Shea & Gardner, now Goodwin Procter LLP. Mr. Kramer served as a director of Changing World Technologies, Inc., a privately held energy and environmental service company from February 2002 to April 2006. From February 2002 to December 2003, Mr. Kramer served as Executive Vice President of Changing World Technologies. From January 2004 to January 2006, Mr. Kramer served as a consultant to Changing World Technologies. From March 1996 through February 2001, Mr. Kramer served as Assistant U.S. Secretary of Defense for International Security Affairs. Mr. Kramer currently serves on the boards of directors and board of advisors of various organizations and private companies. Since March 2007, Mr. Kramer has been an Operating Advisor for Pegasus Capital.

EXECUTIVE OFFICERS AND MANAGEMENT

        Below you can find information, including biographical information, about our executive officers (other than Messrs. Angrick and Mateus-Tique, whose biographical information appears above):

Name	Age	Position
Benjamin R. Brown	34	Chairman, LSI's Technology Advisory Committee, and Chief Technology Officer, Government Liquidation.com, LLC (on sabbatical, effective January 1, 2008)
Eric C. Dean	54	Chief Information Officer
James M. Rallo	42	Chief Financial Officer and Treasurer
Thomas B. Burton	49	President and Chief Operating Officer, Government Liquidation.com, LLC
James E. Williams	40	Vice President, General Counsel and Corporate Secretary

        Benjamin R. Brown is a co-founder of our company and served as Chairman of LSI's Technology Advisory Committee, and Chief Technology Officer of Government Liquidation.com, LLC, our wholly-owned subsidiary, from August 2001 until December 31, 2007. Mr. Brown has been on sabbatical since January 1, 2008. Mr. Brown served as Chief Technology Officer of LSI from January 2000 to August 2001. Mr. Brown was a consultant and lead developer and architect for IBM, Delta, Hewlett Packard, Merrill Lynch and Simon & Schuster from 1995 to 1999. Mr. Brown holds a B.B.A. with honors from the University of Georgia in Management Information Systems and Risk Management.

        Eric C. Dean was appointed Chief Information Officer on October 2, 2007. From 2005 to 2007, Mr. Dean served as Senior Vice President and CIO for Schaller Anderson. From 2002 to 2005, Mr. Dean served as an independent consultant, providing advice and support to executives and management with responsibility for large IT projects. Mr. Dean also previously served as CIO for Andersen Worldwide and as CIO of UAL Corporation. Mr. Dean holds a B.S. degree in Mathematics from Indiana University.

        James M. Rallo has served as Chief Financial Officer and Treasurer of LSI since February 2005. Prior to joining our company, Mr. Rallo served as Chief Financial Officer and Treasurer of Sleep Services of America, Inc. from July 1999 to February 2005. Mr. Rallo served as Vice President of Deutsche Banc Alex Brown's Healthcare Investment Banking Group from June 1995 to July 1999. Mr. Rallo holds an M.B.A. from the Smith School of Business at the University of Maryland and a B.S. from Washington and Lee University. Mr. Rallo is a CPA.

        Thomas B. Burton has served as President and Chief Operating Officer of Government Liquidation.com, LLC, our wholly-owned subsidiary, since June 2001. Mr. Burton served as LSI's Director of Government Surplus from September 2000 through May 2001. Prior to joining our company in September 2000, Mr. Burton served as the Western Region Director of EG&G Technical Services, a government contractor, from August 1990 to September 2000. Mr. Burton holds a B.S. from Cameron University.

        James E. Williams has served as our Vice President, General Counsel and Corporate Secretary since November 2005. Prior to joining our company, Mr. Williams was an independent consultant from March 2004 to November 2005. Mr. Williams served as Vice President, General Counsel and Secretary from October 2003 until February 2004 and as Senior Corporate Counsel from July 2002 to September 2003 for Acterna, a provider of telecommunications and test and measurement solutions that was acquired by JDS Uniphase Corporation. From June 2000 to June 2002 he served as Assistant General Counsel for PathNet Telecommunications, formerly a wholesale telecommunications provider. Mr. Williams was a corporate associate at the law firms of Kirkland & Ellis and Wilson Sonsini, Goodrich & Rosati. He received his B.A. from Brown University and his J.D. from the University of Chicago Law School.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2008.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of the independent registered public accounting firm. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

        Representatives of Ernst & Young LLP will be present at the Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

        Your Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the years ended September 30, 2007, and September 30, 2006, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2007	Fiscal 2006
Audit fees(1)	$1,129,500	$1,088,965
Audit-related fees(2)	35,000	37,500
Tax fees(3)	76,475	5,000
Subtotal	$1,240,975	1,131,465
All other fees	N/A	N/A
Total fees	$1,240,975	$1,131,465

(1)
Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, and timely review of the unaudited quarterly financial statements. This amount includes $134,000 and $659,215 in costs associated with our initial public offering incurred during fiscal 2007 and fiscal 2006, respectively, and $22,000 and $26,000 in costs related to the statutory audits of our subsidiaries Liquidity Services, Ltd. and Liquidity Services, GMBH, respectively.

(2)
Audit-related fees consisted principally of fees incurred in connection with one of our employee benefit plans.

(3)
Tax fees consisted principally of tax return preparation, planning and compliance work.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Pursuant to its charter, Audit Committee policy and applicable law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The pre-approval policy applies to audit services, audit-related services, tax services and other services. In some cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. We obtain these services from other service providers as needed.

Audit Committee Report

        Liquidity Services' management is responsible for Liquidity Services' financial statements, internal controls and financial reporting process. Liquidity Services' independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee was established for the purpose of representing and assisting the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and audits of Liquidity Services' annual financial statements, including the integrity of Liquidity Services' financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence, and the performance of Liquidity Services' independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented, as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm its independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2007, for filing with the Securities and Exchange Commission. The Board of Directors approved including the audited financial statements in the Company's Annual Report.

The Audit Committee:
F. David Fowler, Chair Patrick W. Gross Franklin D. Kramer

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        This section describes our compensation strategy, programs and practices for the executive officers listed in the Summary Compensation Table that follows this discussion. In this proxy statement, we refer to these individuals as our named executive officers.

General Compensation Philosophy

        Liquidity Services' executive compensation programs are designed to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in revenue, earnings and stockholder value, and align executives' interests with those of our stockholders. The goal of Liquidity Services' compensation programs is to attract, retain and motivate key executives, and encourage a long-term commitment to Liquidity Services. To achieve these objectives, the Compensation Committee uses a variety of compensation elements, including:

  •
  base salary;

  •
  annual cash incentive compensation;

  •
  long-term incentive compensation; and

  •
  certain other compensation and benefits.

        Factors Considered When Determining Compensation.    The Compensation Committee seeks to set executive compensation at competitive levels that the Compensation Committee considers appropriate for a company of our size and stage of growth. On an annual basis the Compensation Committee determines and approves the total compensation level of each of our named executive officers based on its evaluation of external market conditions, Company performance and each named executive officer's individual performance relative to pre-established performance goals and objectives. The Compensation Committee also considers each executive's level of experience, and the executive's tenure, position and responsibilities with the Company. In fiscal 2007, the Compensation Committee did not engage an independent executive compensation consultant to assist in its review. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for named executive officers, other than himself. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total compensation components for each named executive officer. The Chairman and CEO also recommends financial and non-financial performance goals for each named executive officer under the annual cash incentive compensation plan.

        Pay Mix.    Because our named executive officers are in a position to directly influence the Company's performance, a significant portion of their compensation is delivered in the form of annual cash incentive bonus and long-term incentive compensation. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive bonuses) and motivate long-term performance (in the form of option grants that vest over several years). We do not have a specific allocation target between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, we retain the flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In 2007, the Compensation Committee awarded cash bonuses to all named executive officers, but made no annual equity-based incentive awards because significant option awards had been granted in March 2006 subsequent to our initial public offering. These options were granted as compensation for the remainder of fiscal year 2006 as well as for fiscal year 2007.

Base Salary

        The fiscal 2007 salaries of the named executive officers are shown in the "Salary" column of the Summary Compensation Table. Salaries for named executive officers are designed to be competitive when compared with prevailing market rates and are based on a variety of factors, including level of responsibility, performance and the recommendations of the Chairman and CEO (other than with respect to his own compensation). The Compensation Committee generally reviews executive salaries annually and may adjust salaries upward based on the factors discussed above. As part of this review, the Compensation Committee reviewed the base salaries and overall compensation of executive officers of companies the Compensation Committee considered to be comparable, including Blue Nile, Inc., GSI Commerce, Inc., Loopnet, Inc., Provide Commerce, Inc. and VistaPrint, LTD. Under the terms of each employment agreement that we have with our named executive officers, the Committee may not adjust salaries downward unless a named executive officer consents to a reduction. Each named executive officers' employment agreement provides for a minimum base salary, as described beginning on page 29 under "Employment Agreements".

        For fiscal 2007, the Compensation Committee approved base salary increases for the named executive officers ranging from 6% to 20%. The salary for Mr. Angrick was increased from $240,000 to $275,000; the salary for Mr. Mateus-Tique was increased from $210,000 to $245,000; the salary for Mr. Rallo was increased from $200,000 to $240,000; the salary for Mr. Brown was increased from $190,000 to $215,000; and Mr. Burton's salary was increased from $225,000 to $240,000. These increases were based on the Compensation Committee's evaluation of individual performance, changes in responsibilities, and an assessment of the external market for similar positions within public reporting companies, including a review of the comparable companies listed above. The Compensation Committee relies on external market data to inform its deliberations on base salary but does not establish specific targets for base salary based on market data. Mr. Rallo received the most significant base salary increase based on the Compensation Committee's evaluation of the expansion of his scope and responsibility as CFO of a public reporting company (we completed our public offering during fiscal year 2006) and the fact that he did not receive a salary increase in fiscal 2006.

        For fiscal 2008, the Compensation Committee approved base salary increases for the named executive officers ranging from 5% to 6%. The salary for Mr. Angrick was increased from $275,000 to $288,750; the salary for Mr. Mateus-Tique was increased from $245,000 to $260,000; the salary for Mr. Rallo was increased from $240,000 to $252,000; and Mr. Burton's salary was increased from $240,000 to $255,000. These increases were based on the Compensation Committee's evaluation of individual performance, an assessment of the scope and responsibility of each position and an assessment of market comparison information. The Compensation Committee engaged an independent compensation consultant to assist in its review of the Company's executive compensation for fiscal year 2008. As part of this review, the Compensation Committee reviewed the base salaries and overall compensation of executive officers of companies that it deemed comparable upon the recommendation of its compensation consultant, including 1-800-Flowers.com, Inc., Bidz.com, Inc., Blackboard, Inc., Blue Nile, Inc., GSI Commerce, Inc., Loopnet, Inc., Neustar, Inc., Overstock.com. Inc., Provide Commerce, Inc., U.S. Auto Parts Network, Inc. and VistaPrint, LTD. In setting base salaries for fiscal year 2006 and 2007, the Compensation Committee relied on external market data to inform its deliberations on base salary but did not establish specific targets for our named executive officers' base salaries based on market data.

Annual Incentive Compensation

        Annual incentive compensation is an "at risk" cash bonus that is designed to motivate our named executive officers to achieve financial and non-financial goals that are consistent with the Company's strategic plan. The annual incentive bonus plan is also designed to attract and retain key employees by providing our named executive officers with a significant opportunity to earn additional annual cash compensation. The Committee assesses the competitiveness of the opportunity by reviewing the marketplace for the Company's executive talent and the incentive compensation at comparable companies, including those listed above.

        At the beginning of each fiscal year, the Committee establishes the performance goals and target cash bonus award for each named executive officer. Each target cash bonus award is set as a percentage of the named executive officer's base salary. The amount of the cash bonus award ultimately received depends on the achievement of performance goals and the Committee's discretion. Our named executive officers may receive up to 200% of their target cash bonus awards based on the achievement of financial and non-financial goals related to the Company's strategic plan. The Grants of Plan-Based Awards table on page 33 shows the range of possible payments to each of our named executive officers under the annual incentive bonus plan.

        For fiscal year 2007, the target annual cash bonus award for Messrs. Angrick, Mateus-Tique and Rallo was 100%, 80% and 50% of base salary, respectively. The target bonus opportunity for Messrs. Brown and Burton was approximately 50% of base salary. The Committee established these target cash bonus award opportunities based upon (1) the relative scope and responsibility of the named executive officer's position and his respective impact on overall Company performance and (2) the Compensation Committee's evaluation of the external market and the annual cash incentive compensation at comparable companies, including those listed above.

        During the beginning of the fiscal year, the Committee established performance goals for each named executive officer. The Committee determined that fiscal 2007 target awards under the performance plan for our named executive officers would be based on the achievement of the Company's financial plan and achievement of certain individual department goals and non-financial strategic objectives. The Committee's evaluation of financial performance was principally based on the measurement of earnings before interest, taxes depreciation and amortization, adjusted for non cash stock compensation expense (Adjusted EBITDA) under the executive's area of responsibility. The Committee selected Adjusted EBITDA as the principal financial performance measure for certain of our named executive officers because it is a key metric used by management to measure the Company's business performance and the basis upon which we communicate forward-looking financial information to the investment community.

        The performance goals established for each of our named executive officers varied based on their relative job responsibilities and emphasized improvement in metrics within the control of each named executive officer. Our Chairman and CEO's performance was evaluated based on the Company's consolidated Adjusted EBITDA results and additional strategic goals and objectives, including enhanced revenue and customer diversification, and client retention. The target for consolidated Adjusted EBITDA for the Company was $20 million. The full-year Adjusted EBITDA performance target represented an approximately 33% increase over the Company's consolidated Adjusted EBITDA for the prior fiscal year.

        Mr. Mateus-Tique's performance was evaluated based on the Asset Recovery Division's Adjusted EBITDA results and additional strategic objectives, including the development and expansion of the Asset Recovery Division's operations and infrastructure, expansion of the Company's portfolio of large commercial sellers and increased buyer participation. Mr. Burton's performance was evaluated based on the Government Liquidation's Division Adjusted EBITDA results and additional strategic objectives, including client retention and achievement of contractual deliverables with the Company's Department of Defense client, the Defense Reutilization and Marketing Service (DRMS). Since we believe disclosure of the Adjusted EBITDA results for the Asset Recovery Division and Government Liquidation Division would cause the Company competitive harm by providing sensitive information that would not otherwise be disclosed, the Company is not disclosing these specific targets. The Company's future performance is inherently uncertain and can be significantly affected by factors such as fluctuations in the flow of goods we receive from our sellers, continued growth in the use of the Internet as a medium for commerce, the rapid pace of technological change in the Internet and e-commerce industries and other variables that are difficult to predict at the time the Committee establishes the performance measures and targets for the annual incentive bonus plan. Achievement of the Adjusted EBITDA target for the Asset Recovery Division required significant improvement in the performance of the division; specifically, an approximately 114% increase in the Division's Adjusted EBITDA over the prior fiscal year. The Compensation Committee also believed that accomplishing the Adjusted EBITDA goal for the Asset Recovery Division would be difficult as Mr. Mateus-Tique would be responsible for leading the Division:

  •
  to complete the integration of both the operations of STR, Inc.(STR) and the additional STR facilities obtained as part of its acquisition (our first as a public company);

  •
  to hire and train several individuals in senior positions in the Division; and

  •
  to develop new services to meet the demands of the Division's clients.

        The Adjusted EBITDA target for the Government Liquidation Division for fiscal year 2007 also required significant improvement in the performance of the Government Liquidation Division; specifically, a 24% increase in the Division's Adjusted EBITDA over the prior fiscal year. When establishing the Adjusted EBITDA target for the Division, the Compensation Committee believed that the goal would be difficult because it was anticipated that the Division's overall revenue and the flow of surplus goods the Division received from the DRMS would decline in fiscal year 2007. At the time the targets for the Asset Recovery Division and Government Liquidation Division were established, the Committee believed these targets were challenging, but achievable with significant effort.

        The performance goals established for Mr. Rallo and Mr. Brown were non-financial and were based on successfully completing strategic goals for their respective departments.

        At the end of the performance year, our Chairman and CEO assesses the achievement of the Company and individual performance goals and makes a recommendation to the Committee regarding the annual bonus payouts. The Committee has discretion to accept, modify or reject this recommendation when determining the actual cash bonus awarded to named executive officers. The Compensation Committee's determination of individual bonus awards reflects a discretionary assessment by the Compensation Committee of each officer's individual performance and contribution to the Company's performance during the year.

        The awards under the plan for fiscal 2007 paid to each of our named executive officers are shown in the "Non-Equity Incentive Compensation" column of the Summary Compensation Table. In determining the amount of these awards, the Committee assessed the Company's and each named executive officer's performance measured against the previously set financial and strategic objectives. The assessment included a review of Liquidity Services' fiscal 2007 Adjusted EBITDA results and the contributions of each named executive officer towards additional strategic objectives under their area of responsibility. Mr. Angrick's bonus was 100% of his target due to the Company's achievement of its consolidated Adjusted EBITDA target of $20,000,00 and contributions towards the Company's strategic goals, including enhanced revenue and customer diversification, and client retention.

        Mr. Mateus-Tique's bonus was at 100% of his target due to the Asset Recovery Division's achievement of 100% its Adjusted EBITDA target and his contributions towards strategic objectives, including the development and expansion of the Asset Recovery Division's operations and infrastructure, expansion of the Company's portfolio of large commercial sellers and increased buyer participation.

        Mr. Burton's bonus was 150% of his target due to (1) the Government Liquidation Division's achievement of 108% of its Adjusted EBITDA target and (2) his success in expanding the scope of work under the Company's Surplus and Scrap Contracts with the DRMS, including the successful implementation of an inventory assurance program, which helps prevent the sale of restricted property to the public. Due to the Government Liquidation Division's successful implementation of the inventory assurance program, the Company achieved the highest possible profit sharing percentage (30.5%) under our Surplus Contract with the DRMS.

        Mr. Rallo's bonus was 129% of his target bonus due to the successful integration of the financial reporting functions of STR (a company we acquired in October 2006), his role in building the Company's investor relations program, including the expansion of our research analyst coverage. Mr. Brown's bonus was 133% of his target due his successful expansion of the depth of the Company's technology organization and for his support of the technical aspects of the implementation of the inventory assurance program for the DRMS.

Long-Term Incentive Compensation

        We grant equity-based compensation to our named executive officers in order to attract, retain and reward our executives and strengthen the mutuality of interests between our named executive officers and Liquidity Services' stockholders. The Compensation Committee annually determines whether to grant stock options or other equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive's performance in the last year and the results achieved by the executive, the executive's base salary and the Compensation Committee's view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also taken into consideration.

        The Compensation Committee has historically granted our named executive officers an annual option award. All stock option awards have been granted under either the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan or the 2006 Omnibus Long-Term Incentive Plan, both of which have been approved by our stockholders. The Compensation Committee has historically granted annual option awards in the fall of each year at its regularly scheduled meeting. The timing of our option awards was selected because it enables the Compensation Committee to consider current year performance and expectations for the succeeding year. As the Compensation Committee's meeting schedule is established prior to the start of each fiscal year, the proximity of any award grants to earnings announcements or other market events is coincidental. For annual awards, the Compensation Committee's policy is to grant options on the date it approves them. The exercise price is determined in accordance with the terms of the plan under which the award is granted (generally, the closing price on the date of grant) and cannot be less than the fair market value of our Common Stock. In addition to annual options awards, our named executive officers may receive stock options in connection with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the date the executive begins employment or the effective date of the promotion.

        In fiscal 2007, the Compensation Committee made no annual equity-based incentive awards because significant awards had been granted in March 2006 subsequent to our initial public offering. These awards were granted as compensation for the remainder of fiscal year 2006 as well as for fiscal year 2007.

Other Compensation and Benefit Programs

        Our named executive officers are eligible to participate in benefits plans that are available to substantially all of our employees, including participation in the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan, medical insurance, dental insurance, life insurance and disability insurance programs.

Perquisites

        Except with respect to Mr. Burton, we do not provide our named executive officers with any additional benefits or perquisites not available to all other employees. In fiscal 2007, Mr. Burton received the use of a Company-owned car. The value of this benefit is described further in the footnotes to the Summary Compensation Table on page 29.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers that provide for, among other things, specified payments in the event of termination of employment in certain circumstances. The terms of these agreements are described further beginning on page 29 of this proxy statement. The Committee believes it is important to provide our named executive officers with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Committee believes these arrangements are reasonable and encourage an executive to comply with post-termination restrictive non-compete covenants and to cooperate with the Company both before and after their employment is terminated. The Committee also believes it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate and executive officer's employment.

Stock Ownership

        There are no equity ownership requirements or guidelines that any of our employees must meet or maintain. Our current named executive officers have significant ownership of Company Common Stock.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code), limits publicly-held companies to an annual deduction for federal income tax purposes of $1 million for compensation paid to their chief executive officer and the four most highly compensated executive officers (other than the chief executive officer) determined at the end of each year (the "covered employees"). However, performance-based compensation is excluded from this limitation if certain requirements are met. In fiscal 2007, our annual incentive bonus plan was not subject to the $1 million limitation on the deduction of compensation under Section 162(m) because Section 162(m) provides for a grace period following a company's initial public offering during which time it does not apply.

        Option awards granted to our named executive officers are intended to qualify as performance based compensation and therefore, once we are subject to Section 162(m), we expect that Liquidity Services will generally be entitled to deduct an amount equal to the amount of taxable income recognized by our named executive officers upon their exercise of option awards.

Director and Officer Indemnification Agreements

        Liquidity Services has entered into indemnification agreements with each member of the Board of Directors and certain officers, including each of the named executive officers.

Summary Compensation Table

        The following table summarizes the compensation of our named executive officers, which includes our principal executive officer, principal financial officers and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

William P. Angrick, III Chairman and Chief Executive Officer	2007	$275,000	$92,783	$275,000	$5,833	$648,616

Jaime Mateus-Tique President, Chief Operating Officer	2007	245,000	69,587	196,000	5,833	516,420

James M. Rallo Chief Financial Officer and Treasurer	2007	240,000	69,697	155,000	5,017	469,714

Benjamin Brown(5) Chairman, LSI's Technology Advisory Committee, and Chief Technology Officer, Government Liquidation.com, LLC	2007	215,000	61,790	140,000	3,100	419,890

Thomas B. Burton President and Chief Operating Officer, Government Liquidation.com, LLC	2007	240,000	61,790	180,000	36,050	517,840

(1)
Each of the named executive officers contributed a portion of his salary to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan.

(2)
The amounts in the Option Awards column represent the value of stock options granted to the named executive officers in prior years that is recognized for financial statement reporting purposes for fiscal 2007, disregarding estimates of forfeitures related to service-based vesting conditions. Under the required FAS 123R methodology, the compensation expense reflected is for grants made in fiscal 2007 and grants made in prior years which continued to be expensed in fiscal 2007. The full FAS 123R grant date fair value of the option awards granted in fiscal 2007 is included in the "Grants of Plan-Based Awards" table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column represent the annual cash incentive bonuses described under the section of this proxy statement entitled "Annual Incentive Compensation". These annual cash bonuses were paid in fiscal 2008 for performance in fiscal 2007. We accrued these amounts for financial reporting purposes in fiscal 2007.

(4)
The amounts in this column for each named executive officer include Company matching contributions to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan. For Mr. Burton, the amount also includes $32,010 for a car provided by the Company.

(5)
Mr. Brown has been on sabbatical since January 1, 2008.

Employment Agreements

        We have entered into employment agreements with all of our named executive officers that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement and certain compensation payable when an executive's employment is terminated under certain conditions.

        We also have confidentiality, noncompetition and intellectual property agreements with the named executive officers. These agreements typically provide that the employee may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the employee may not, during his or her employment with us and for 24 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients or other business relations. Further, these agreements also typically provide that the employee may not, for a period established by the length of time covered by the employee's severance payment, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property, and that the copyrights of all writings produced by the employee during the course of his or her work for us are the property of our Company.

  Summary of Employment Agreement with William P. Angrick, III

        We entered into an employment agreement with Mr. Angrick effective as of January 1, 2004. The agreement provides that Mr. Angrick will be employed as our Chairman and Chief Executive Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary of $210,000, which may be increased but not decreased. During fiscal year 2007, Mr. Angrick received a salary of $275,000, which was approved by the Compensation Committee. Mr. Angrick is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee, that is equal to up to 80% of his base salary based upon the achievement of our financial budget each year. In addition, he is eligible to receive an additional bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company.

        The agreement also provides that if his employment with the Company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Angrick for good reason, Mr. Angrick is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Angrick will be payable within 30 days of notice of termination. Mr. Angrick's employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code and effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009.

  Summary of Employment Agreement with Jaime Mateus-Tique

        We entered into an employment agreement with Mr. Mateus-Tique effective as of January 1, 2004. The agreement provides that Mr. Mateus-Tique will be employed as our President and Chief Operating Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $180,000, which may be increased but not decreased. During fiscal year 2007, Mr. Mateus-Tique received a salary of $245,000, which was approved by the Compensation Committee. Mr. Mateus-Tique is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation

Committee that is equal to up to 67% of his base salary based upon the achievement of certain performance goals. He is also eligible to receive bonuses for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Mateus-Tique's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Mateus-Tique's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Mateus-Tique for good reason, Mr. Mateus-Tique is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Mateus-Tique will be payable within 30 days of notice of termination. Mr. Mateus-Tique's employment agreement was amended effective January 25, 2006 to address certain requirements of Section 409A of the Internal Revenue Code and effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009.

  Summary of Employment Agreement with Benjamin Brown

        We entered into an employment agreement with Mr. Brown effective as of June 15, 2001. The agreement provides that Mr. Brown will be employed as Chief Technology Officer of Government Liquidation.com, LLC, our subsidiary, and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $135,000, in addition to payment of 50% of the premiums for medical and dental insurance for Mr. Burton, his spouse and dependents. During fiscal 2007, Mr. Brown received a salary of $215,000, which was approved by the Compensation Committee. This agreement also provides that if his employment with our Company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Brown for good reason, Mr. Brown is entitled to receive: (1) his base salary through the date of termination; (2) a lump-sum severance package equal to six months of the sum of his base salary; and (3) healthcare benefits for six months. All severance payments made by us to Mr. Brown will be conditioned upon Mr. Brown's execution of a release of all claims against us, our affiliates, officers, directors and employees. If Mr. Brown is re-employed or becomes self-employed, we may, at our option, eliminate or otherwise reduce the amount of payments owed to Mr. Brown because of termination due to disability, termination by us without good cause or termination by Mr. Brown for good reason. Mr. Brown's employment agreement was amended effective January 26, 2006 to address certain requirements of Section 409A of the Internal Revenue Code. Effective January 1, 2008, Mr. Brown began a sabbatical and will no longer serve in his current position.

  Summary of Employment Agreement with James M. Rallo

        We entered into an employment agreement with Mr. Rallo effective as of February 21, 2005. The agreement provides that Mr. Rallo will be employed as our Chief Financial Officer and Treasurer until February 20, 2009. Mr. Rallo is entitled to receive an annual base salary under the agreement of not less than $200,000 and annual increases of no less than 5% of the initial base salary. During fiscal 2007, Mr. Rallo received a salary of $240,000, which was approved by the Compensation Committee. Mr. Rallo is also eligible for an annual incentive bonus of up to 50% of his salary and it must be at least $50,000, subject to the achievement of certain deliverables and milestones. He is also eligible to receive a bonus in an amount equal to 6% of annualized cash savings generated for our Company in the first annual period such cost savings are implemented, subject to a cap of $100,000. Mr. Rallo also received pursuant to the agreement options to purchase 250,000 shares of our common stock in February 2005 at a per share exercise price equal to $2.00, which was the fair value of our common stock on the date of grant as determined by our Board of Directors. The options granted pursuant to this agreement vest 25% upon the date of the grant and 2.083% per month thereafter for the following 36 months. This agreement also provides that if his employment with our Company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Rallo for good reason, Mr. Rallo is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; (2) a lump-sum severance package equal to twelve months of the sum of his base salary plus an amount equal to his average annual bonus for the previous two fiscal years; and (3) a lump-sum amount that shall initially equal $100,000 and shall decrease by 10% each month from February 2005 until December 2005. After December 2005, the lump-sum amount equal to $100,000 will be zero. All severance payments made by us to Mr. Rallo will be payable within 30 days of notice of termination. Mr. Rallo's employment agreement was amended effective January 25, 2006 to address certain requirements of Section 409A of the Internal Revenue Code.

  Summary of Employment Agreement with Thomas B. Burton

        We entered into an employment agreement with Mr. Burton effective as of June 15, 2001, with a one-year term with automatic one year renewals. The agreement provides that Mr. Burton will be employed as President of Government Liquidation, LLC, our subsidiary, and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $175,000, in addition to payment of 50% of the premiums for medical and dental insurance for Mr. Burton, his spouse and dependents. During fiscal 2007, Mr. Burton received a salary of $240,000, which was approved by the Compensation Committee. In addition, Mr. Burton is eligible to receive a bonus upon the attainment of certain performance milestones. This agreement also provides that if his employment with our Company is terminated by us other than for good cause or Mr. Burton's disability or death, Mr. Burton is entitled to receive: (1) his base salary through the date of termination; and (2) a lump-sum severance package equal to six months of the sum of his base salary plus healthcare benefits. All severance payments made by us to Mr. Burton will be conditioned upon Mr. Burton's execution of a release of all claims against us, our affiliates, officers, directors and employees. Mr. Burton's employment agreement was amended effective January 25, 2006 to address certain requirements of Section 409A of the Internal Revenue Code.

  Summary of Employment Agreement with Eric C. Dean

        We entered into an employment agreement with Mr. Dean, effective as of October 15, 2007. The agreement provides that Mr. Dean will be employed as our Chief Information Officer and as the Chief Information Officer of Government Liquidation, LLC, our subsidiary, and that his employment will continue until October 15, 2010, or until terminated by either party pursuant to the terms of the agreement. The agreement provides for an initial annual base salary of $250,000, which may be increased but not decreased. The agreement also provided for a one-time relocation payment of $30,000 and reasonable commuting expenses for Mr. Dean and his family until January 15, 2008. Mr. Dean is also eligible for an annual incentive bonus; for fiscal 2008, the annual bonus target is $125,000, based upon the achievement of certain deliverables or goals agreed upon by Mr. Dean and the Company. Mr. Dean also received pursuant to the agreement options to purchase 250,000 shares of our common stock at a per share exercise price equal to $13.56, which was the fair value of our common stock on the date of grant as determined by our Compensation Committee. The options granted pursuant to this agreement vest 25% upon the first anniversary of employment and monthly thereafter for the following 36 months. The options will fully vest if Mr. Dean is terminated without cause following a change of control of Liquidity Services. This agreement also provides that if his employment with our Company is terminated by us other than for good cause, disability or death, or is terminated by Mr. Dean for good reason, Mr. Dean is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to one month of his base salary plus an amount equal to one month of the average bonus for the previous two fiscal years. After three months of employment, the lump-sum severance package will be equal to six months of his base salary plus an amount equal to six months of the average bonus for the previous two fiscal years. All severance payments made by us to Mr. Dean will be payable within 30 days of notice of termination.

Grants of Plan-Based Awards for Fiscal 2007

        Liquidity Services granted no options or other equity awards to our named executive officers during year 2007.

	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name		Threshold	Target	Maximum

William P. Angrick, III	12/04/06	0	$275,000	$550,000

Jaime Mateus-Tique	12/04/06	0	196,000	392,000

James M. Rallo	12/04/06	0	120,000	240,000

Benjamin Brown(2)	12/04/06	0	107,500	215,000

Thomas B. Burton	12/04/06	0	120,000	240,000

(1)
Amounts shown represent the threshold, target and maximum awards that could be earned by the named executive officer under our annual incentive bonus plan for fiscal year 2007. Actual bonuses paid for fiscal year 2007 are shown in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(2)
Mr. Brown has been on sabbatical since January 1, 2008.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table provides information on the current holdings of stock options of each named executive officer at September 30, 2007, the fiscal year end.

Option Awards
Name	Grant Date		Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

William P. Angrick, III	12/22/05 09/21/06	(1) (2)	75,000 25,000	— 75,000	7.00 17.63	12/22/2015 9/21/2016

Jaime Mateus-Tique	12/22/05 09/21/06	(1) (2)	60,000 18,750	— 56,250	7.00 17.63	12/22/2015 9/21/2016

James M. Rallo	02/25/05 10/28/05 03/30/06	(3) (4) (2)	33,875 — 625	26,042 67,500 18,751	2.00 7.00 12.89	2/25/2015 10/28/2015 3/30/2006

Benjamin Brown(5)	03/30/06	(2)	28,124	46,876	12.89	3/30/2016

Thomas B. Burton	06/08/05 3/30/06	(1) (2)	33,468 28,124	26,032 46,876	3.00 12.89	6/8/2015 3/30/2016

(1)
These stock options were granted under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan and become vested and exercisable over a four-year period in equal annual installments beginning one year from the date of grant.

(2)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and become vested and exercisable over a four-year period in equal annual installments beginning one year from the date of grant.

(3)
These stock options were granted under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan and vest 25% upon the date of the grant and 2.083% per month thereafter for the following 36 months.

(4)
These stock options were granted under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan and vested 10% on the completion our initial public offering in February 2006 and 90% upon the finding by our independent registered public accountants that there were no weaknesses in our internal control procedures upon the completion of their review of our internal control procedures for fiscal year 2007.

(5)
Mr. Brown has been on sabbatical since January 1, 2008.

Option Exercises and Stock Vested During Fiscal 2007

        The following table provides information about stock option exercises by our named executive officers during fiscal 2007. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)

William P. Angrick, III	—	—

Jaime Mateus-Tique	—	—

James M. Rallo	114,457	$1,656,418

Benjamin Brown(2)	—	—

Thomas B. Burton	—	—

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold or (ii) the closing price of the shares underlying options exercised if the shares were held and (B) the applicable exercise price of the options.

(2)
Mr. Brown has been on sabbatical since January 1, 2008.

Potential Payments Upon Termination of Employment and Change-in-Control

  Payments Upon Termination of Employment

        Our named executive officers are parties to employment agreements and subject to other plans or arrangements that provide certain severance benefits upon termination of employment. Pursuant to an employment agreement with the Company, our named executive officers may be eligible to receive to benefits if the Company terminates them without "cause" or if the employee terminates the employment relationship for "good reason." Under the agreements, "cause" is generally defined as the commission of a felony or crime, recurring violations of material Company rules or gross negligence or willful misconduct. "Good reason" is generally defined as the Company's failure to perform material term of the employment agreement, a material reduction in the duties of the executive officer without his prior written consent or any constructive termination of the executive officer. For a more detailed description of these employment agreements, see "Employment Agreements" above.

        The table below quantifies the compensation that would become payable under existing plans and arrangements if each named executive officer's employment had terminated on September 30, 2007. These amounts are estimates only, as the actual obligation can only be determined at the time the named executive officer's separation from our Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) plan, disability benefits and accrued vacation.

        All of our option awards granted under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan contain provisions that accelerate the vesting of the awards upon the death, permanent disability or retirement of the holder. All values were computed as of September 30, 2007 based on the closing price of our common stock on the last trading day of the fiscal year ($10.99).

	Type of Termination
Name	Death		Disability		By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason	Retirement

William P. Angrick, III Salary Bonus Option Awards	$45,833.33 — —	(1)	$91,666.67 — —	(2)	— — —	$137,500.00 143,750.00 —	$	— — —

Jaime Mateus-Tique Salary Bonus Option Awards	40,833.33 — —	(1)	81,666.67 — —	(2)	— — —	122,500.00 99,000.00 —		— — —

James M. Rallo Salary Bonus Option Awards	40,000.00 — 503,443.00	(1)	80,000 — 503,443.00	(2)	— — —	240,000.00 147,500.00 —		— — 503,443.00

Benjamin Brown(3) Salary Bonus Health Benefits Option Awards	17,916.67 — — —	(4)	— — — —		— — — —	107,500.00 — 8,728.00 —		— — — —

Thomas B. Burton Salary Bonus Health Benefits Option Awards	20,000.00 — — 207,996.00	(4)	— — — 207,996.00		— — — —	120,000.00 — 8,728.00 —		— — — 207,996.00

(1)
Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the month in which the date of termination occurs. The amount shown in this column is the maximum payment that will be paid and represents two months' base salary.

(2)
Upon termination of employment as a result of disability, the named executive officer is entitled to continued salary through the third full calendar month following termination of employment. The amount shown in this column is the maximum payment that may be paid and represents four months' base salary.

(3)
Mr. Brown has been on sabbatical since January 1, 2008.

(4)
Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the month in which the date of termination occurs. The amount shown in this column is the maximum payment that will be paid and represents one month's base salary.

  Change-in-Control Arrangements

        The option agreements entered into with our named executive officers in connection with option grants under the Liquidity Services, Inc. 2005 Stock Option and Incentive Plan and the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan provide that if we experience a change in control, all of the options will vest in full and become exercisable, unless the options are assumed or continued by the surviving company, or unless the surviving company substitutes the options with a substantially equivalent option. If the surviving company assumes or replaces the options, no such acceleration of vesting shall occur. Under both equity plans, a change of control means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the plan was approved by the Company's stockholders) owning 50% or more of the combined voting power of the all classes of stock of the Company.

        The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the options held by them as of September 30, 2007 had become fully vested as a result of a change in control. The estimated amount of benefit was calculated by multiplying the number of unvested options held by the applicable named executive officer by the difference between the closing price of our Common Stock on the last trading day of the fiscal year, which was $10.99, and the exercise price of the option.

Name	Number of Unvested Options at September 30, 2007 (#)	Estimated Benefit ($)(1)

William P. Angrick, III	75,000	$0

Jaime Mateus-Tique	56,250	$0

James M. Rallo	112,293	$503,443

Benjamin Brown(2)	46,786	$0

Thomas B. Burton	72,908	$207,996

(1)
For vesting of unvested stock options, the values are based on the number of options that would have vested on the last business day of fiscal 2007, multiplied by the difference between the closing price of our common stock on the last trading day of the fiscal year ($10.99) and the exercise price of the unvested option. If the exercise price of any unvested option was greater than the closing price of our common stock on the last trading day of fiscal 2007, no value was attributed to the acceleration of any unvested options.

(2)
Mr. Brown has been on sabbatical since January 1, 2008.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Compensation Committee Patrick W. Gross, Chair Phillip A. Clough Franklin D. Kramer

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee in fiscal 2007 were Messrs. Gross, Clough and Kramer. No member of the Compensation Committee has been an officer or employee of Liquidity Services or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain two compensation plans under which shares of our common stock are authorized for issuance to directors, employees and consultants: the 2005 Stock Option and Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan. We will not make any further awards under the 2005 plan. Both of these plans have been approved by our stockholders. The following table provides information as of September 30, 2007 about outstanding options and shares reserved for issuance under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,150,971	$11.72	3,459,229
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,150,971	$11.72	3,459,229

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        Under the rules of the SEC, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, to the attention of the Corporate Secretary, no later than September 11, 2008.

        Our bylaws, as permitted by the rules of the SEC, contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an

Annual Meeting of Stockholders. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

  •
  the stockholder must have given timely notice thereof in writing to our Corporate Secretary;

  •
  such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

  •
  if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

  •
  if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

        To be timely, a stockholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2009 Annual Meeting of Stockholders, it must be received no earlier than October 17, 2008 and no later than November 16, 2008.

        If, however, the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of:

  •
  the 90th day prior to such annual meeting, or

  •
  the 10th day following the day on which public announcement of the date of such meeting is first made.

        In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder's notice as described above.

        In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board of Directors is increased we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

        Such notice shall set forth the following information:

  •
  as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to

    Regulation 14A under the Exchange Act, and such person's written consent to being named in the proxy statement as nominee and to serve as director if elected;

  •
  as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

  •
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

  •
  the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

  •
  a representation whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a "Solicitation Notice").

        If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

        Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ANNUAL REPORT

        Our Annual Report to stockholders on Form 10-K for the fiscal year ended September 30, 2007, is included with these proxy solicitation materials. A copy of the our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting our website, www.liquidityservicesinc.com, or upon written request to us at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary.

C123456789
000004	000000000.000000 ext	000000000.000000 ext
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MR A SAMPLE DESIGNATION (IF ANY)	000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 13, 2008.
Vote by Internet
	•	Log on to the Internet and go to
www.investorvote.com
	•	Follow the steps outlined on the secured website.
Vote by telephone
	•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
	•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

// IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. //

A	Proposals—The Board of Directors recommends a vote FOR both of the nominees listed and FOR Proposal 2.
1.	Election of Directors:	For	Withhold		For	Withhold	+
	01—Phillip A. Clough	☐	☐	02—Jaime Mateus-Tique	☐	☐
		For	Against	Abstain
2.	Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for fiscal 2008.	☐	☐	☐

B    Non-Voting Items
Change of Address—Please print new address below.

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

	C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
	2 1 A V 0 1 5 9 7 1 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

// IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. //

Proxy—Liquidity Services, Inc.

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 14, 2008

William P. Angrick, III and James E. Williams, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 14, 2008 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 and FOR Item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign on the reverse side and return this proxy in the enclosed envelope.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.